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                                                                    EXHIBIT 99.1

                         BOWMAR INSTRUMENT CORPORATION
                            3601 E. UNIVERSITY DRIVE
                             PHOENIX, ARIZONA 85034
                                 (602) 437-1520



                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS,
                          [                    ], 1998
                           --------------- ----

                 The undersigned hereby appoints Hamid R. Shokrgozar and Joseph
G. Warren, Jr., and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of Bowmar Instrument Corporation (the "Company"), to be held on [__________ ___], 1998, commencing at [__:__]
[a.m./p.m.]. local time, at [_____________________________________], and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present, for the purpose of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of the Company and Electronic Designs, Inc. ("EDI") dated [__________ ___], 1998.

                 1. Approval of the Agreement and Plan of Merger, dated as of May 3, 1998, as amended (the "Merger Agreement"), by and among the Company, EDI and Bravo Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and the transactions contemplated by the Merger Agreement, including, without limitation, the issuance of common stock of the Company (referred to in the Joint Proxy Statement/Prospectus as "Combined Company Common Stock" after the merger) and other securities in the merger pursuant to the Merger Agreement.


                 /  / FOR           /  / AGAINST          /  / ABSTAIN


                 2. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of common stock of the Company from 15,000,000 to 60,000,000.


                 /  / FOR           /  / AGAINST          /  / ABSTAIN


                 3. Approval of an amendment to the Articles to change the name of the Company after the merger to "________________".


                 /  / FOR           /  / AGAINST          /  / ABSTAIN


                 4. In their discretion with respect to such other business as properly may come before the Special Meeting (including, without limitation, adjournment of such Meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger Agreement) or any adjournments or postponements thereof.



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         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

         The undersigned hereby acknowledges receipt of Notice of said Special Meeting dated __________, 1998.


                                       Dated:                             , 1998
                                             -----------------------------


                                       -----------------------------------------
                                                         Signature



                                       -----------------------------------------
                                                Signature if held jointly


                                       Please sign exactly as name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                 PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN
                 THIS PROXY CARD USING THE ENCLOSED ENVELOPE.